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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) February 10, 2005

                       FLORIDA EAST COAST INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     FLORIDA
                 (State or Other Jurisdiction of Incorporation)

            001-08728                                   59-2349968
     (Commission File Number)               (IRS Employer Identification No.)

      One Malaga St., St. Augustine, FL                    32084
   (Address of Principal Executive Offices)              (Zip Code)

                                  904-829-3421

              (Registrant's Telephone Number, Including Area Code)

          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS

On February 10, 2005, FECI announced that Robert W. Anestis has resigned from his position as Chairman, President and Chief Executive Officer of the Company effective on or about March 28, 2005. Adolfo Henriques has been appointed Chairman, President and Chief Executive Officer effective on or about March 28, 2005 (Effective Date). Mr. Henriques, 51, is currently Regional CEO of Regions Bank (South), a position he has held since February 2004. Prior to that position, he was Group CEO of Union Planters Group, Southern Group from July 2001 and previous to that was President and CEO of Union Planters Bank - Florida from February 1998 until July 2001. He has served on the FECI Board of Directors since 1998 and as Chairman of the Audit Committee for four years.

Mr. Henriques and the Company have entered into an employment agreement, dated as of February 10, 2005 which provides a base annual salary of $630,000 (to be reviewed annually), a target annual cash incentive bonus opportunity of 75% and maximum of 150% of base pay and annual long-term equity incentive, upon attainment of performance goals established by the compensation committee of the Board of Directors. Additionally, Mr. Henriques will receive as an inducement award a grant of 80,000 shares of restricted stock that vest equally over a three year term, subject to earlier vesting in the event of a termination without cause, resignation with good reason, death or disability and a grant of 25,500 shares of stock, vesting immediately on the Effective Date. He will also receive a signing bonus of $500,000 (to make up for lost bonuses) payable over two years. The Company will also provide a supplemental retirement benefit (to replace that which he is forfeiting). The plan, which vests in two years, will be initially credited with $500,000 with annual contributions of 20% of base salary thereafter. The Company will also reimburse Mr. Henriques for the cost of maintaining a residence in Northeast Florida. In the event of a termination without cause or resignation with good reason, Mr. Henriques will receive severance equal to 2 times base annual and bonus compensation (3 times if termination is in connection with a change in control) with 208G Excise Tax protection, and continued health coverage for a period of time.

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In addition the Company has entered into an agreement with Mr. Anestis with regard to his resignation from the Company. Mr. Anestis will receive cash severance in the approximate amount of $3.0 million, health care coverage for him and his spouse to age 65, acceleration of vesting of 19,695 shares of previously granted options and 47,913 shares of previously granted restricted stock, a 2004 performance share grant and a pro rata stock award for service in 2005. He will also receive certain services such as tax and financial planning services. Mr. Anestis has agreed to a non-compete, non-solicitation agreement regarding the company's primary businesses.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits:

      99.1        Press Release

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FLORIDA EAST COAST INDUSTRIES, INC.

                                       BY: /s/ Heidi J. Eddins
                                           -------------------------------------
                                           Heidi J. Eddins
                                           Executive Vice President,
                                           General Counsel & Corporate Secretary

Dated:  February 10, 2005

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                                INDEX TO EXHIBITS

Exhibit  No.      Description
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   99.1           Press Release